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                                                                       Exhibit j


                         CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 9, 2003, relating to the financial statements and financial highlights which appears in the March 31, 2003 Annual Report to Shareholders of the Nicholas-Applegate Institutional Funds which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Transfer and Dividend Disbursing Agent, Legal Counsel and Independent Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP


Los Angeles, California
October 14, 2003